UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 28, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chief Executive Officer

Consistent with the previously reported announcement of intention, Mr. Gregg S. Kantor is retiring from his position as Chief Executive Officer and member of the Northwest Natural Gas Company (NW Natural) Board of Directors, effective July 31, 2016. Mr. Kantor will continue to serve as an advisor to the Board of NW Natural until December 31, 2016, at which time he will retire as an employee of NW Natural.
Appointment of David H. Anderson as President and Chief Executive Officer and Approval of Compensation Arrangements
On July 28, 2016, the Board of Directors of NW Natural elected David H. Anderson to the position of President and Chief Executive Officer, effective August 1, 2016.
Mr. Anderson, who is 54, previously served as the Company’s President and Chief Operating Officer since July 2015, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from 2004 when he joined the company to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation including Senior Vice President and Chief Accounting Officer. Mr. Anderson holds a BBA in Accounting from Texas Tech University and has held certified public accountant and certified global management accountant certificates.
In connection with Mr. Anderson’s election, the Board approved the following compensation: (i) an annual salary of $600,000; and (ii) a promotion cash bonus of $93,000 payable on or before August 15, 2016. In addition, the Board increased Mr. Anderson’s target incentive opportunity under NW Natural’s Executive Annual Incentive Plan to 75 percent of Mr. Anderson’s salary. The Board did not alter Mr. Anderson’s target for performance share awards under NW Natural’s Long Term Incentive Plan or his performance-based restricted stock unit grant for 2016, both of which were awarded as part of the Board’s annual executive compensation review in February 2016.
The Board also approved a Severance Agreement with Mr. Anderson providing for the payment of a percentage of Mr. Anderson’s salary if he is terminated without cause on or prior to August 1, 2021, with such percentage of salary declining in 20 percent increments annually from 100 percent of Mr. Anderson’s salary if his employment is terminated without cause on or prior to August 1, 2017 to 0 percent of Mr. Anderson’s salary if his employment is terminated without cause after August 1, 2021. In addition, the Board approved NW Natural’s entry into a Change in Control Severance Agreement in the form provided to executive officers, with a cash payment of two and one-half times base salary and average bonus.
Election of David H. Anderson to the NW Natural Board of Directors
On July 28, 2016, the Board of Directors of NW Natural elected David H. Anderson to the Board as a Class III director, effective August 1, 2016, for a term expiring at the Company’s next Annual Meeting of Shareholders, which is currently scheduled for May 25, 2017. Mr. Anderson will not serve on any committees of the Board. Other than his employment, there are no existing reportable business relationships between Mr. Anderson and the Company. Mr. Anderson will receive no additional compensation for his role as a director of NW Natural.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Severance Agreement between Northwest Natural Gas Company and an executive officer, dated as of August 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: July 29, 2016	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and
Corporate Secretary